UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 25, 2012
ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Mamaroneck Avenue
Suite 260
White Plains, New York 10605
(Address of principal executive offices) (Zip Code)
(914) 288-8100
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On July 25, 2012, Acadia Realty Trust (the "Company") held its earnings conference call for the quarter and six months ended June 30, 2012. As a result of technical telecommunication issues that may have created difficulties for certain participants to hear certain portions of the call clearly, the Company has posted a copy of the transcript of the conference call on its website. On July 26, 2012, the Company issued a press release announcing the availability of the transcript on its website. A copy of this press release is attached to this report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. A copy of the transcript is attached to this report on Form 8-K as Exhibit 99.2 and incorporated herein by reference. The information in this Item 7.01, including the information included in Exhibits 99.1 and 99.2 attached hereto, is intended to be furnished solely pursuant to this Item 7.01, and is not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference into any filing under the Securities Act of 1933, as amended ("Securities Act") or the Exchange Act, or otherwise subject to the liabilities of Sections 11 and 12 (a) (2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number

99.1    Press release of the Company dated July 26, 2012
99.2    Second Quarter 2012 Earnings Conference Call Transcript of the Company dated July 25, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST (Registrant) Date: July 30, 2012 By: /s/ Jonathan Grisham Name: Jonathan Grisham Title: Sr. Vice President and Chief Financial Officer